PROSPECTUS SUPPLEMENT                                               EXHIBIT 99.1
(To Prospectus dated July 3, 2003)                    REGISTRATION NO. 333-92613
                                                                       333-95807

                    [TELECOM HOLDRS LOGO] [GRAPHIC OMITTED]




                        1,000,000,000 Depositary Receipts
                            Telecom HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated July 3, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Telecom HOLDRS (SM) Trust.

         The share amounts specified in the table in the "Highlights of Telecom HOLDRS" section of the base prospectus shall be replaced with the following:


                                                                                                 Primary
                                                                                     Share       Trading
                               Name of Company                        Ticker        Amounts      Market
             ---------------------------------------------------  --------------  -----------  -------------
              ALLTEL Corp.                                              AT             2            NYSE
              AT&T Corp.                                                T              5            NYSE
              AT&T Wireless Services                                   AWE           8.045          NYSE
              BCE Inc.                                                 BCE             5            NYSE
              BellSouth Corp.                                          BLS            15            NYSE
              CenturyTel, Inc.                                         CTL             1            NYSE
              Cincinnati Bell Incorporated                             CBB             2            NYSE
              Level 3 Communications, Inc.                             LVLT            3           NASDAQ
              Nextel Communications, Inc.                              NXTL            6           NASDAQ
              Qwest Communications International Inc.                   Q          12.91728         NYSE
              SBC Communications Inc.                                  SBC            27            NYSE
              Sprint Corporation(1)                                    FON             9            NYSE
              Telephone and Data Systems, Inc.                         TDS             1            AMEX
              Verizon Communications                                    VZ           21.76          NYSE

         -------------------
         (1) Shares of Sprint Corporation--PCS Group (NYSE:PCS) and Sprint Corporation--FON Group (NYSE:FON) were previously included in Telecom HOLDRS and were traded as tracking stocks. As a result of a reclassification of shares, effective April 23, 2004, the PCS tracking stock was eliminated and each share of PCS common stock was automatically converted into .50 shares of FON common stock. Effective April 26, 2004 the share amount of Sprint Corporation (in the form of Sprint Corporation--FON Group shares) represented by a round lot of 100 Telecom HOLDRS was 9.


         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is June 30, 2004.